.
                                                   NOTE

$1,000,000                                                Date:  July 24, 1996

                  On July 24, 1996, ARC Capital, a California corporation, ("Maker"), Ventek, Inc., an Oregon corporation ("Ventek") and the stockholders of Ventek entered into an Asset Purchase Agreement pursuant to which Maker acquired certain assets of Ventek from Ventek. The purchase price of the Ventek assets purchased from Ventek partly consists of this Note on the following terms and conditions.

                  FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Ventek, Inc.
("Payee") the principal sum of ONE MILLION Dollars ($1,000,000) in lawful money of the United States of America, together with interest on the unpaid principal balance according to the terms and subject to the conditions set forth in this Note.

         1.       INTEREST

                                        This Note  shall  bear  interest  at the
rate of 6.75% per annum.
Interest on the principal balance of this Note from time to time outstanding will be computed on the basis of a 365-day year and actual days elapsed from the date of this Note until paid in accordance with this Note. In no event shall the interest rate exceed the maximum allowable by Oregon or any other applicable law.

         2.       PAYMENT

                  Interest in the amount of $16,875 will be payable quarterly in arrears. Principal will be paid in one installment on July 23, 1999 ("Maturity Date"). All payments will be made by Maker to Payee at such place as Payee shall designate by written notice to the undersigned.

         3.       PREPAYMENT

                  The Maker may, at its option and upon 15 days prior written notice to the Payee, prepay the principal amount hereof in whole at any time.

         4.       DEFAULT AND REMEDIES, SENIORITY AND OFFSET

                  (a) Events of Default. An Event of Default hereunder shall mean a default in the payment of any installment of principal and interest hereof, as and when due and payable, and be continuing for a period of 15 days following written notice thereof by Payee to Maker.

                  (b) Remedies. At any time after the occurrence of an Event of Default the Payee may, by written notice sent to the Maker by registered or certified mail, return receipt requested, declare the entire amount of this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived. Upon acceleration by Payee, Payee shall be entitled to all remedies available to it at law or in equity.

                  (c) Security Interest. The payment of the Note is hereby secured by that certain Pledge and Security Agreement by and among ARC Capital, ARC Subsidiary, Inc, Ventek, and Solin & Associates P.C.

                  (d) Junior to Ilverton. This Note is junior in right of payment to that certain Note in the principal amount of $3,400,000 dated April 17, 1996, issued by Maker and originally payable to Ilverton International Inc.; provided, however, that the junior status of this Note shall not impair or alter the priority of Payee's security interests in the personal property described in the Pledge and Security Agreement of even date herewith by and among ARC Capital, ARC Subsidiary, Inc., Ventek, Inc. and Solin & Associates P.C. nor shall it relieve Maker of its obligations to make payments to Payee in accordance with the terms of paragraph 2 herein.

                  (e) Offset.  This Note is subject to reduction by operation of
Section 7.2 of the Asset Purchase Agreement dated July 24, 1996, by and among Maker, Ventek and Ventek, Inc., which provides for the right of offset.

         5.       MISCELLANEOUS

                  (a) Elements of Risk. Payee recognizes that the amount due pursuant to this Note involves a high degree of risk in that (i) the Maker is an early stage company, and (ii) there can be no assurances that the Maker will sustain profitability or generate sufficient cash flows to repay the Note.

                  The Payee acknowledges that he has (x) prior investment experience, including investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Maker to evaluate the merits and risks of entering into this Note, and (y) that he recognizes the highly speculative nature of this transaction and is able to bear the economic risk he hereby assumes.

                  The Payee hereby represents that he has been furnished by the Maker during the course of this transaction with all information regarding the Maker which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Maker concerning the terms and conditions of the Note, and any additional information which he had requested.

                  (b) Notices. Unless otherwise specified herein, all notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed to have been duly given if sent by telecopy or by registered or certified mail, return receipt requested, postage and fees prepaid, or otherwise actually delivered to the address of the party to whom the notice is addressed as set forth below:

If to Maker:

ARC Capital
Attn:  President
2067 Commerce Drive
Medford, OR 97504
FAX: (541) 779-6838

If to Payee:

Ventek, Inc. (or its successor)
4217 W. Fifth Avenue
Eugene, OR 97402
FAX: (541) 344-3780


                  Maker and Payee may each from time to time change its address for receiving notice by giving written notice thereof in the manner set forth above.

                  (c) Amendment; Waiver. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors, heirs, assigns, and personal representatives. No provision of this Note may be waived unless in writing signed by Payee, and waiver of any one provision of this Note shall not be deemed to be a waiver of any other provision.

                  (d) Attorneys' Fees. If there occurs an Event of Default, the undersigned promises to pay all reasonable costs and expenses of collection and attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed in relation thereto.

                  (e) Severability. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                  (f) Headings. The section and subsection headings contained in this Note are included for convenience only and form no part of the agreement between the parties.

     (g) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Oregon.

           IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                                      ARC CAPITAL



                             By:
                                  Alan R. Steel
                                 Chief Financial Officer

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